Exhibit 24.4

                      POWER OF ATTORNEY

     The undersigned Vice President and Controller of Anheuser-Busch Companies, Inc., a Delaware corporation (the "Company"), hereby appoints August A. Busch III, Jerry E. Ritter, and JoBeth G. Brown, and each of them acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with (a) Registration Statement No. 2-71762 on Form S-8 of shares of the common stock of the Company for issuance under Anheuser-Busch Employee Stock Purchase and Savings Plan; (b) Registration Statement No. 33-39715 on Form S-8 for 5,000,000 shares of the common stock of the Company for issuance under the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan; (c) Registration Statement No. 33-39714 on Form S-8 for 5,000,000 shares of the common stock of the Company for issuance under the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement); and (d) Registration Statement No. 33-46846 on Form S-8 for 400,000 shares of common stock of the Company for issuance under the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Hourly Employees of Busch Entertainment Corporation); this authorization to include the authority to sign the name of the undersigned in the capacity indicated below to the said Registration Statements to be filed with the Securities and Exchange Commission in respect of said securities, and to any amendments to said Registration Statements.

     IN WITNESS WHEREOF, the undersigned has executed a copy of this Power of Attorney as of July 18, 1994.


                                      GERALD C. THAYER
                                      Gerald C. Thayer
                                Vice President and Controller
                                (Principal Accounting Officer)